 For Release
 February 14, 2012
 6:00 am. ET
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Fourth Quarter and Full Year 2011 Results
Record 4th Quarter Revenues up 34% over 2010
Adjusted EBITDA up 52% vs. 4Q10 and up 75% over full year 2010
EPS $0.20 in Q4 vs. $0.08 (before goodwill write-down and write-off of deferred loan costs) in Q4 2010

CALABASAS, Calif., February 14, 2012 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter and the year ended December 31, 2011.

2011 Financial and Operational Highlights
-	Revenues for the fourth quarter of 2011 were $161.8 million, up 34% year over year.

-	Revenues for the full year 2011 were $597.3 million, up 36% year over year.

-	Gross Margin was 33.1% for the quarter and 33.5% for the full year.

-
Adjusted EBITDA (a non-GAAP measurement defined below) for Q4 2011 was $17.7 million or 10.9% of revenues, compared with $11.6 million or 9.6% of revenues for Q4 2010. Adjusted EBITDA for the full year 2011 was $61.2 million or 10.3% of revenues and $35.0 million or 8.0% of revenues in 2010.

-
Net income for Q4 2011 was $7.5 million or $0.20 per diluted share compared with $2.8 million or $0.08 per diluted share for Q4 2010 (before the effects of goodwill write-down and the write-off of deferred loan costs).

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are very pleased that for the second consecutive quarter, all of our operating segments reported strong year-over-year revenue growth, and for the full year each segment reported double-digit revenue growth. Our focus on growing our high margin, highly valued math and science skill practices and leveraging our operating platform has enabled us to grow Adjusted EBITDA 75% year over year, more than twice our revenue growth rate and puts us well ahead of our five-year plan to grow our Company to $1 billion in revenues and $100 million in EBITDA.  As we enter into the third year of that 5 year strategic plan, I remain confident that we can continue to create value for our shareholders and employees.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our fourth quarter consolidated gross margin of 33.1% was down slightly from 33.6% in the third quarter due to normal seasonal factors and the acquisition of HCP effective August 2011, that has lower assignment gross margin. In the fourth quarter of 2011 gross margin in IT and Engineering was 35.8%, Life Sciences gross margin was 33.3%, Healthcare gross margin was 28.5%, and Physician staffing gross margin was 30.1%.”

Fourth Quarter 2011 Results

For the fourth quarter of 2011, consolidated revenues were $161.8 million, up 33.5% year-over-year and down slightly on a sequential basis as a result of approximately 3 fewer billable days. Net income was $7.5 million or $0.20 per diluted share, compared with net income (before goodwill write-down and the write-off of deferred loan costs) of $2.8 million or $0.08 per diluted share in the fourth quarter of 2010.

The IT and Engineering segment revenues were $71.2 million, up 1.6% from the third quarter of 2011 and 31.4% from the fourth quarter of 2010.  Life Sciences segment revenues were $40.9 million, down 2.1% from the third quarter of 2011 and up 32.5% from the fourth quarter of 2010. Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $25.9 million, down 4.3% from the third quarter of 2011 and up 39.8% from the fourth quarter of 2010.  Nurse Travel revenues were $13.8 million, which included $2.3 million of revenue generated from supporting a customer that experienced labor disruption during the quarter, compared with revenues of $15.4 million in the third quarter of 2011, which included $3.9 million of revenue generated from supporting a customer that experienced labor disruption during the quarter, and $8.5 million in the fourth quarter of 2010 which included $0.8 million of revenue generated from supporting a customer that experienced labor disruption. Allied Healthcare revenues were $12.2 million, up 3.7% from $11.7 million in the third quarter of 2011 and 20.9% from the fourth quarter of 2010. Physician segment revenues were $23.7 million, up 1.4% from the third quarter of 2011 and 35.4% from the fourth quarter of 2010.

SG&A decreased by $0.6 million from the third quarter, primarily due to $0.6 million realized from the finalization of the earn out provision of an acquisition.  During the quarter the Company paid down $1.25 million of borrowings on its credit facility.  Capital expenditures were $2.4 million, amortization of intangibles was $0.7 million and depreciation was $1.6 million.

First Quarter 2012 Financial Estimates

Based on revenues in the first six weeks of the first quarter of 2012 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending March 31, 2012 are as follows:

•	Revenues of $162 to $165 million
•	Gross Margin of approximately 32.4% to 32.7%
•
SG&A of approximately $42.5 million, which includes $0.2 million of acquisition related expenses, depreciation of approximately $1.5 million, amortization of approximately $0.6 million and approximately $1.1 million in equity-based compensation expense

•	Adjusted EBITDA of $13.4 to $15.0 million
•	Net income of $5.4 to $6.4 million
•	Earnings per diluted share of $0.14 to $0.17

The estimates above do not reflect any impact of future winter storms and assumes no deterioration in the staffing markets On Assignment serves. The estimates assume year-over-year revenue growth in the mid 20% range for IT and Engineering and Life Sciences, the mid teens for Healthcare and the high 40% range for Physician staffing.

On Assignment will hold its quarterly conference call to discuss its fourth quarter 2011 financial results this morning, Tuesday, February 14, 2012 at 6:00 a.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference ID number is 48870400. A replay of the conference call can be accessed from approximately 8:00 a.m. Pacific Time Tuesday, February 14, 2012 through Wednesday, March 14, 2012 by dialing (855) 859-2056 or (404) 537-3406 with the conference ID number 48870400.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 76 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium.  Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2011.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 16, 2011 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 10, 2011, August 9, 2011 and November 8, 2011 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010

Revenues	$161,790	$121,152	$162,370	$597,281	$438,065
Cost of services	108,161	78,918	107,842	397,176	288,609
Gross profit	53,629	42,234	54,528	200,105	149,456
Selling, general and administrative expenses	40,160	35,374	40,792	155,706	130,830
Impairment of goodwill	―	15,399	―	―	15,399
Operating income (loss)	13,469	(8,539)	13,736	44,399	3,227
Interest expense	(711)	(3,541)	(750)	(2,975)	(8,309)
Interest income	―	70	18	39	141
Income (loss) before income taxes	12,758	(12,010)	13,004	41,463	(4,941)
Income tax provision	5,257	1,688	5,237	17,166	4,956
Net income (loss)	$7,501	$(13,698)	$7,767	$24,297	$(9,897)
Earnings (loss) per share:
Basic	$0.20	$(0.38)	$0.21	$0.66	$(0.27)
Diluted	$0.20	$(0.38)	$0.21	$0.64	$(0.27)
Number of shares and share equivalents used to calculate earnings per share:
Basic	36,903	36,421	37,001	36,876	36,429
Diluted	37,773	36,421	37,769	37,758	36,429

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010
Revenues:
Life Sciences	$40,921	$30,874	$41,820	$155,324	$109,495

Healthcare Staffing	25,927	18,548	27,091	94,598	76,287

Physician Staffing	23,712	17,518	23,385	80,617	73,595

IT and Engineering	71,230	54,212	70,074	266,742	178,688
Consolidated revenues	$161,790	$121,152	$162,370	$597,281	$438,065

Gross profit:
Life Sciences	$13,618	$11,173	$14,163	$52,643	$37,776

Healthcare Staffing	7,395	5,488	7,458	26,637	23,058

Physician Staffing	7,132	5,977	7,794	25,858	23,847

IT and Engineering	25,484	19,596	25,113	94,967	64,775
Consolidated gross profit	$53,629	$42,234	$54,528	$200,105	$149,456

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010
Cash provided by operations	$8,366	$6,459	$2,109	$23,420	$26,861
Capital expenditures	2,365	2,108	1,374	8,411	6,302

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	December 31, 2011	December 31, 2010	September 30, 2011
Cash and cash equivalents	$17,739	$18,409	$13,245
Accounts receivable, net	93,925	62,518	96,485
Goodwill and Intangible assets, net	259,440	224,890	261,053
Total assets	410,665	341,116	406,729
Current portion of long-term debt	5,000	5,000	5,000
Current liabilities	56,409	45,050	64,985
Long-term debt	81,750	61,750	83,000
Other long-term liabilities	25,763	14,829	20,076
Stockholders’ equity	246,743	219,487	238,668

RECONCILIATION OF GAAP NET INCOME (LOSS) AND EARNINGS PER DILUTED
SHARE TO NON-GAAP EBITDA AND EBITDA PER DILUTED SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2011		December 31 2010		September 30, 2011 (1)
Net income (loss)	$7,501	$0.20	$(13,698)	$(0.38)	$7,767	$0.21
Interest expense, net
Interest, net	711	0.02	1,263	0.04	732	0.02
Write-off of deferred loan costs	―	―	2,208	0.06	―	―
Income tax provision	5,257	0.14	1,688	0.05	5,237	0.14
Depreciation	1,594	0.04	1,478	0.04	1,677	0.04
Amortization of intangibles	713	0.02	520	0.01	663	0.02
EBITDA	15,776	0.42	(6,541)	(0.18)	16,076	0.43
Equity-based compensation	1,843	0.05	2,431	0.07	1,838	0.05
Impairment of goodwill	―	―	15,399	0.41	―	―
Acquisition costs expensed	64	0.00	311	0.01	265	0.01
Adjusted EBITDA	$17,683	$0.47	$11,600	$0.31	$18,179	$0.48
Weighted average common and common equivalent shares outstanding:
Basic	36,903		36,421		37,001
Diluted	37,773		37,321		37,769

(1)	column does not foot due to rounding

	Year Ended
	December 31, 2011 (1)		December 31, 2010 (1)
Net income (loss)	$24,297	$0.64	$(9,897)	$(0.27)
Interest expense, net
Interest, net	2,936	0.08	5,960	0.16
Write-off deferred loan costs	―	―	2,208	0.06
Income tax provision	17,166	0.45	4,956	0.13
Depreciation	6,505	0.17	5,881	0.16
Amortization of intangibles	2,346	0.06	2,115	0.06
EBITDA	53,250	1.41	11,223	0.30
Equity-based compensation	6,927	0.18	7,749	0.21
Impairment of goodwill	―	―	15,399	0.42
Acquisition costs expensed	1,056	0.03	582	0.02
Adjusted EBITDA	$61,233	$1.62	$34,953	$0.94
Weighted average common and common equivalent shares outstanding:
Basic	36,876		36,429

Diluted	37,758		37,049

(1)	column does not foot due to rounding

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP
EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	March 31, 2012
Net income	$5,400	$6,400
Interest expense	700	700
Income tax provision	3,900	4,500
Depreciation and amortization	2,100	2,100
EBITDA	12,100	13,700
Equity-based compensation	1,100	1,100
Acquisition expenses	200	200
Adjusted EBITDA	$13,400	$15,000

RECONCILIATION OF GAAP NET INCOME (LOSS) AND EARNINGS PER SHARE TO
NON-GAAP MODIFIED NET INCOME AND MODIFIED EARNINGS PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2011		December 31, 2010
Net income (loss)	$7,501	$0.20	$(13,698)	$(0.38)
Impairment of goodwill	-	-	15,399	0.41
Tax impact	-	-	-	-
Write-off of deferred loan costs	-	-	2,208	0.06
Tax impact	-	-	(1,100)	(0.03)
Reconciling EPS amount related to differences in shares used	-	-	-	0.02

Modified net income	$7,501	$0.20	$2,809	$0.08

Weighted average common and common equivalent shares outstanding:
Basic	36,903		36,421

Diluted	37,773		37,321

	Year Ended
	December 31, 2011		December 31, 2010
Net income (loss)	$24,297	$0.66	$(9,897)	$(0.27)
Impairment of goodwill	-	-	15,399	0.42
Tax impact	-	-	-	-
Write-off of deferred loan costs	-	-	2,208	0.06
Tax impact	-	-	(1,046)	(0.03)

Modified net income	$24,297	$0.66	$6,664	$0.18

Weighted average common and common equivalent shares outstanding:
Basic	36,876		36,429

Diluted	37,758		37,049

NOTE:  Basic weighted average shares outstanding were utilized in the EPS calculation, where all other share equivalents were anti-dilutive due to the net loss.  Diluted weighted average shares outstanding were utilized in the EPS calculation where the impact of specific items resulted in positive modified net income.  For the both the quarter and year end 2010 calculations, basic shares were utilized for the calculation of EPS related to the net loss.  All other calculations utilized diluted weighted average shares outstanding. The differences in the shares used to calculate the EPS amounts by line may have caused the totals not to foot.  In these instances, we have shown this difference as a separate reconciling item.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q4 2011	$40,921	$12,166	$13,761	$25,927	$23,712	$71,230	$161,790
Q3 2011	$41,820	$11,735	$15,356	$27,091	$23,385	$70,074	$162,370
% Sequential change	(2.1%)	3.7%	(10.4%)	(4.3%)	1.4%	1.6%	(0.4%)
Q4 2010	$30,874	$10,060	$8,488	$18,548	$17,518	$54,212	$121,152
% Year-over-year change	32.5%	20.9%	62.1%	39.8%	35.4%	31.4%	33.5%

Gross margins:
Q4 2011	33.3%	32.2%	25.3%	28.5%	30.1%	35.8%	33.1%
Q3 2011	33.9%	31.7%	24.3%	27.5%	33.3%	35.8%	33.6%
Q4 2010	36.2%	32.7%	25.9%	29.6%	34.1%	36.1%	34.9%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Three Months Ended
	December 31, 2011	September 30, 2011
Percentage of revenues:
Top ten clients	8.3%	7.5%
Direct hire/conversion	2.8%	3.0%

Bill rate:
% Sequential change	1.6%	1.8%
% Year-over-year change	5.2%	5.5%

Bill/Pay spread:
% Sequential change	0.9%	0.8%
% Year-over-year change	5.3%	6.0%

Average headcount:
Contract professionals (CP)	5,001	4,765
Staffing consultants (SC)	855	816

Productivity:
Gross profit per SC	$63,000	$67,000